UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 14, 2007
ProCentury Corporation

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	000-50641 (Commission File Number)	31-1718622 (IRS Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio (Address of principal executive offices)	43082 (Zip Code)
Registrant’s telephone number, including area code 614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 14, 2007, the Compensation Committee and the Board of Directors of ProCentury Corporation, an Ohio corporation (the “Company”), adopted and approved amendments to the Company’s Deferred Compensation Plan and the Company’s Annual Incentive Plan in order to conform the provisions of these plans to the requirements of Sections 162(m) and 409A of the U.S. Internal Revenue Code of 1986, as amended.
The amendments to the Deferred Compensation Plan include the following: (a) the definitions of the terms “Affiliate,” “Disability Retirement,” “Election Date,” “Normal Retirement Age,” “Payment Form,” “Separation from Service,” and “Unforeseeable Emergency” were modified or added to the plan; (b) rules relating to elections to defer compensation and to set or modify the entitlement date for payments under the plan and the Payment Form were modified or added to the plan; (c) rules relating to employer deferrals and to the timing of certain distributions to specified employees were modified; and (d) the claims and appeals procedures were modified in response to guidance from the Department of Labor.
The amendments to the Annual Incentive Plan include the following: (a) the definitions of the terms “Annual Payment Date,” “Performance Goals,” and “Performance Period” were modified; (b) the definition of the term “Change in Control” was removed since this is defined in individual employment agreements; (c) the rules regarding the establishment of target incentive awards, incentive awards, and performance goals were modified; and (d) the Compensation Committee’s discretion to modify performance goals at any time was removed.
This brief description of the amendments to the Company’s Deferred Compensation Plan and Annual Incentive Plan is qualified in its entirety by reference to the full text of the amended and restated plans, which are attached to this report as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1 — Amended and Restated ProCentury Corporation Deferred Compensation Plan
10.2 — Amended and Restated ProCentury Corporation Annual Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCentury Corporation
Date: November 20, 2007	By:	/s/ Edward F. Feighan
Edward F. Feighan
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated ProCentury Corporation Deferred Compensation Plan

10.2	Amended and Restated ProCentury Corporation Annual Incentive Plan

4